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                                                                    EXHIBIT 21.1



                         RCSB FINANCIAL, INC.
                    SUBSIDIARIES OF THE REGISTRANT
                           NOVEMBER 30, 1996

                                          Jurisdiction of
Legal Name                                Incorporation or Organization
----------                                -----------------------------

Rochester Community Savings Bank          New York
     American Credit Services, Inc.       New York
     American Home Funding, Inc.          New York
         AHF Securities, Ltd.             New York
         AHF Subordinated Securities,     New York
          Ltd.
     Community Diversified Insurance      New York
      Agency, Inc.
     American Realty Finance Corporation  New York
     PM&F Services, Inc.                  New York
     RCSB Ventures, Inc.                  New York
         National Leeway Corporation      Delaware
         R/WDOC, Inc.                     South Carolina
         Rochester Fishkill, Inc.         New York
         Rochester Frenchman's Inc.       Florida
   RF Residential Funding, Inc.           New York